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                                                                    Exhibit 99.2


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]



Board of Directors
Conectiv, Inc.
800 King Street
Wilmington, Delaware  19899

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Conectiv, Inc. ("Conectiv") as Annex E to the Joint Proxy Statement/Prospectus of New RC, Inc. included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Potomac Electric Power Company ("Potomac Electric") on March 14, 2001 relating to the proposed merger transaction involving Conectiv and Potomac Electric and references thereto in such Proxy Statement/Prospectus under the captions "SUMMARY -- Opinions of the Financial Advisors -- Conectiv" and "THE TRANSACTION -- Opinion of the Financial Advisor to Conectiv." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                            By:   /s/ Credit Suisse First Boston Corporation
                                  ------------------------------------------
                                  CREDIT SUISSE FIRST BOSTON CORPORATION




March 14, 2001